UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2014

PMFG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34156	51-0661574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14651 North Dallas Parkway, Suite 500 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 357-6181

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously reported by PMFG, Inc. (the “Registrant”) on a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 21, 2014, Peerless Mfg. Co. (“Peerless”), a wholly owned subsidiary of the Registrant, entered into an asset purchase agreement (the “Agreement”) with Combustion Components Associates, Inc. (“CCA”) and R. Gifford Broderick, the sole shareholder of CCA (collectively with CCA, the “Seller”).

On March 28, 2014, Peerless completed the acquisition of substantially all of the assets of CCA other than cash and the stock of a CCA subsidiary pursuant to the Agreement. The purchase price is $8.9 million plus contingent performance-based payments. Peerless also assumed certain accounts payable and other ordinary course obligations. Peerless funded the purchase price with cash on hand. Of the purchase price, $2.5 million will be placed in escrow to secure the Seller’s indemnification obligations.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Financial statements relating to the assets acquired in connection with the CCA acquisition are not included in this Current Report on Form 8-K. The Registrant is currently evaluating whether historical financial statements for CCA are required to be filed. If required, such financial statements will be filed within 71 calendar days after the date on which this Current Report on Form 8-K report is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information relative to the assets acquired in connection with the CCA acquisition are not included in this Current Report on Form 8-K. The Registrant is currently evaluating whether pro forma financial statements for CCA are required to be filed. If required, such pro forma financial information will be filed within 71 calendar days after the date on which this Current Report on Form 8-K report is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMFG, INC.

By:	/s/ Ronald L. McCrummen
Ronald L. McCrummen
Executive Vice President and Chief Financial Officer

Date: April 3, 2014